Exhibit 99.1

FutureFuel Releases Second Quarter and Six-Month 2016 Results

FutureFuel Second Quarter Net Income Increases 275% or $10.4 Million

Reports Net Income of $14.2 Million or $0.33 per Diluted Share, and Adjusted EBITDA of $13.6 Million

CLAYTON, Mo., August 09, 2016 (GLOBE NEWSWIRE) -- FutureFuel Corp. (NYSE:FF) (“FutureFuel”), a

manufacturer of custom and performance chemicals and biofuels, today announced financial results for the second quarter and the six months ended June 30, 2016.

Second Quarter 2016 Financial Highlights (all comparisons are with the second quarter of 2015)

●	Revenues were $67.9 million, down 35.1% from $104.6 million
●	EBITDA was $13.6 million, up 45.8% from $9.3 million
●	Net income increased to $14.2 million, or $0.33 per diluted share, from $3.8 million, or $0.09 per diluted share.

Six Month 2016 Financial Highlights (all comparisons are with the first half of 2015)

●	Revenues were $114.6 million, down 27.8% from $158.7 million
●	EBITDA was $26.3 million, up 18.6% from $22.2 million
●	Net income increased to $24.8 million, or $0.57 per diluted share, from $11.9 million, or $0.27 per diluted share.

“Our solid financial performance in the second quarter was driven by improved operational execution in our biofuels business supported by the improved regulatory environment of tax credits and incentives with the  favorable tax changes related to the business. Our custom chemicals business continues to encounter challenges related to contraction in energy and agricultural crop chemistry markets,” said Paul Flynn, Executive Vice President of Business and Marketing for FutureFuel Chemical Company.

2016 Regular Cash Dividends

FutureFuel declared normal quarterly dividends of $0.06 per share for the second quarter of 2016. The remaining dividends will be paid in September and December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, include dollars in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three months ended June 30:
			Dollar	%
	2016	2015	Change	Change
Revenues	$67,879	$104,598	$(36,719)	(35.1% )
Income from operations	$5,376	$3,177	$2,199	69.2%
Net income	$14,224	$3,793	$10,431	275.0%
Earnings per common share:
Basic	$0.33	$0.09	$0.24	266.7%
Diluted	$0.33	$0.09	$0.24	266.7%
Capital expenditures and intangibles (net of customer reimbursements and regulatory grants)	$1,357	$2,651	$(1,294)	(48.8% )
Adjusted EBITDA	$13,581	$9,317	$4,264	45.8%

	Six months ended June 30:
			Dollar	%
	2016	2015	Change	Change
Revenues	$114,514	$158,685	$(44,171)	(27.8% )
Income from operations	$13,905	$13,954	$(49)	(0.4% )
Net income	$24,793	$11,924	$12,869	107.9%
Earnings per common share:
Basic	$0.57	$0.27	$0.30	111.1%
Diluted	$0.57	$0.27	$0.30	111.1%
Capital expenditures and intangibles (net of customer reimbursements and regulatory grants)	$2,135	$4,971	$(2,836)	(57.1% )
Adjusted EBITDA	$26,283	$22,153	$4,130	18.6%

Second Quarter Financial and Business Summary

Sales revenue in the three months ended June 30, 2016 declined by $36,719,000 compared to the three months ended June 30, 2015. Sales revenue from the chemicals segment decreased $8,125,000 compared to 2015 and accounted for 36.2% of total revenues in the three months ended June 30, 2016, as compared to 31.3% in the same period in 2015. Sales revenue from the biofuels segment decreased $28,594,000 and accounted for 63.8% of total revenues in the second three months of 2016 as compared to 41.4% in the same period in 2015.

Sales revenue for our custom chemicals (unique chemicals produced for specific customers) for the three months ended June 30, 2016 totaled $19,401,000, a decline of $8,757,000 from the comparable period in 2015. This decline was primarily attributed to continued lower sales volumes of chemicals used in the agrochemical and energy markets and to a lesser extent, lower sales volumes of the laundry detergent additive. Further impacting revenue was reduced selling prices in accordance with contractual agreements indexed to key raw materials. Performance chemicals (comprised of multi-customer products which are sold based on specification) sales revenues were $5,162,000 in the three months ended June 30, 2016, an increase of $632,000 from the three months ended June 30, 2015.

Biofuels sales revenue in the three months ended June 30, 2016 decreased $28,594,000 when compared to the three months ended June 30, 2015. These decreases were primarily from lower sales volumes and prices of pipeline business in the biofuels segment. Pipeline sales totaled $2,678,000 and $28,186,000 in the three months ended June 30, 2016 and 2015, respectively. Partially offsetting this decline was a 19% increase in sales volumes of biodiesel and biodiesel blends in the three months ended June 30, 2016, as compared to the same period of 2015. With reduced sales prices, biodiesel and biodiesel blends resulted in a net decrease in sales revenue of $3,086,000.

Gross profit for the chemicals segment for the three months ended June 30, 2016 decreased by $3,715,000 when compared to the three months ended June 30, 2015. This decrease resulted from lower sales volumes of the laundry detergent additive and reduced volume from other custom products used in the agrochemical and energy markets. The result of these changes was a 19% decline in cost of goods sold and distribution expense as compared to a 25% decline in revenue in the three months ended June 30, 2016.

Biofuels gross profit in the three months ended June 30, 2016 increased $6,143,000 when compared to the three months ended June 30, 2015. Cost of goods sold declined quarter over quarter 45% as compared to a decline of 40% in sales revenue for the same periods. Biofuels profits were benefited this quarter with the blenders’ tax credit (BTC)  in place when it was not in place in the second quarter of 2015. Gross profits were reduced by the change in adjustments in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting. This adjustment reduced gross profit $2,804,000 and $197,000 in the three months ended June 30, 2016 and 2015, respectively. The segment was further impacted by a lower of cost or market adjustment of $1,895,000 and no such adjustments existed in the three months ended June 30, 2015.

FutureFuel reported net income of $14.2 million, or $0.33 per diluted share, in the second quarter of 2016 compared to net income of $3.8 million, or $0.09 per diluted share in 2015.   Net income for the quarter ended June 30, 2016 increased 275% or $10,431,000 as compared to the same quarter in 2015.  This increase was primarily due to the significant change in the income tax benefit from certain tax credits and incentives in the three months ended June 30, 2016 that were not in place in the three months ended June 30, 2015.

Six Month Financial and Business Summary

Sales revenue in the first half of 2016 declined by $44,171,000, compared to the first half of 2015. Sales revenue from the chemicals segment decreased $17,263,000 compared to 2015 and accounted for 43.3% of total revenues in the six months ended June 30, 2016 as compared to 42.2% in the same period in 2015.  Sales revenue from the biofuels segment decreased $26,908,000 and accounted for 56.7% of total revenues in the six months ended June 30, 2016 as compared to 57.8% in the same period in 2015.

Sales revenue for our custom chemicals (unique chemicals produced for specific customers) for the six months ended June 30, 2016 totaled $39,693,000, a decline of $18,263,000 from the comparable period in 2015. This decline was primarily attributed to continued lower sales volumes of chemicals sold to customers servicing the agrochemical and energy markets and to a lesser extent, reduced sales volumes of the laundry detergent additive. Further impacting revenue was reduced selling prices in accordance with contractual agreements indexed to certain key raw materials. Performance chemicals (comprised of multi-customer products which are sold based on specification) sales revenues were $9,938,000 in the six months ended June 30, 2016, an increase of $1,000,000 from the six months ended June 30,2015. This increase was from improved sales of specialty polymer modifiers and glycerin products.

Sales revenue from the biofuels segment decreased 29.3% in the six months ended June 30, 2016, compared to the six months ended June 30, 2016. This decrease was primarily from lower sales volumes and prices of pipeline business in the biofuels segment. Pipeline sales totaled $5,881,000 and $31,543,000 in the six months ended June 30, 2016 and 2015, respectively. Partially offsetting this decline was a 45% increase in sales volumes of biodiesel and biodiesel blends in the six months ended June 30, 2016, as compared to the same period of 2015. With reduced sales prices, biodiesel and biodiesel blends resulted in a net decrease in sales revenue of $1,246,000.

Gross profit for the chemicals segment for the six months ended June 30, 2016 decreased by $5,996,000 when compared to the six months ended June 30, 2015. This decrease resulted primarily from lower sales volumes of the laundry detergent additive and reduced volume from other custom products used in the agrochemical and energy markets. The result of these changes was a 24% decline in cost of goods sold and distribution expense as compared to a 26% decline in revenue in the six months ended June 30, 2016.

Biofuels gross profit in the six months ended June 30, 2016 increased $6,163,000. Cost of goods sold declined 35% as compared to a decline of 29% in sales revenue for the same period.  Gross profit was primarily benefited with the BTC in place throughout the year when it was not in place in the same period of 2015.

FutureFuel reported net income of $24.8 million, or $0.57 per diluted share, in the first half of 2016 compared to net income of $11.9 million, or $0.27 per diluted share in 2015.   Net income for the six months ended June 30, 2016 increased 108% or $12.9 million as compared to the same period in 2015.  This increase was primarily due to the significant change in the income tax benefit from certain tax credits and incentives in the six months ended June 30, 2016 that were not in place in the six months ended June 30, 2015.

Capital Expenditures

Capital expenditures and intangibles were $2.3 million in the six months of 2016, compared with $5.8 million in the same period in 2015. FutureFuel was reimbursed for a portion of these expenditures by certain customers as summarized in the following table.

(Dollars in thousands)

	Six months ended June 30:
	2016	2015
Cash paid for capital expenditures and intangibles	$2,254	$5,768
Cash received as reimbursement of capital expenditures	(119)	(797)
Cash paid, net of reimbursement, for capital expenditures	$2,135	$4,971

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $266 million as of June 30, 2016, compared with $229 million as of June 30, 2015.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biofuels. FutureFuel’s chemicals segment manufactures specialty chemicals for specific customers (“custom manufacturing”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom manufacturing product portfolio includes a laundry detergent additive, proprietary agrochemicals, adhesion promoters, a biocide intermediate, and an antioxidant precursor. FutureFuel’s performance chemicals products include a portfolio of proprietary nylon and polyester polymer modifiers and several small-volume specialty chemicals and solvents for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2015 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets (Dollars in thousands)

(Unaudited)

	June 30, 2016	December 31, 2015
Assets
Cash and cash equivalents	$173,600	$154,049
Accounts receivable, inclusive of the blenders' tax credit of $5,821 and $30,895 and net of allowances for bad debt of $0 and $0, at June 30, 2016 and December 31, 2015, respectively	24,644	46,329
Inventory	58,717	64,957
Marketable securities	92,064	74,667
Other current assets	20,056	19,822
Total current assets	369,081	359,824
Property, plant and equipment, net	121,012	124,330
Other assets	5,445	4,955
Total noncurrent assets	126,457	129,285
Total Assets	$495,538	$489,109
Liabilities and Stockholders’ Equity
Accounts payable	$18,322	$34,686
Other current liabilities	15,273	13,867
Total current liabilities	33,595	48,553
Deferred revenue – long-term	17,378	15,908
Other noncurrent liabilities	28,626	30,336
Total noncurrent liabilities	46,004	46,244
Total liabilities	79,599	94,797
Commitments and contingencies:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,721,376 and 43,715,832, issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	4	4
Accumulated other comprehensive income	3,372	2,055
Additional paid in capital	279,994	279,231
Retained earnings	132,569	113,022
Total Stockholders’ Equity	415,939	394,312
Total Liabilities and Stockholders’ Equity	$495,538	$489,109

FutureFuel Corp.

Condensed Consolidated Statements of Operations and Comprehensive Income (Dollars in thousands, except per share amounts)

(Unaudited)

	Three months ended June 30:		Six months ended June 30:
	2016	2015	2016	2015
Revenue	$67,879	$104,598	$114,514	$158,685
Cost of goods sold and distribution	59,907	99,054	95,489	139,827
Gross profit	7,972	5,544	19,025	18,858
Selling, general, and administrative expenses	1,858	1,697	3,695	3,519
Research and development expenses	738	670	1,425	1,385
	2,596	2,367	5,120	4,904
Income from operations	5,376	3,177	13,905	13,954
Other income, net	1,931	1,735	2,099	3,972
Income before income taxes	7,307	4,912	16,004	17,926
(Benefit)/provision for income taxes	(6,917)	1,119	(8,789)	6,002
Net income	$14,224	$3,793	$24,793	$11,924

Earnings per common share
Basic	$0.33	$0.09	$0.57	$0.27
Diluted	$0.33	$0.09	$0.57	$0.27
Weighted average shares outstanding
Basic	43,527,857	43,420,923	43,501,599	43,396,789
Diluted	43,528,759	43,428,733	43,513,420	43,405,641

Comprehensive Income
Net income	$14,224	$3,793	$24,793	$11,924
Other comprehensive income/(loss) from unrealized net gains/(losses) on available-for-sale securities	1,349	(2,061)	2,027	(3,057)
Income tax effect	(472)	779	(710)	1,174
Total unrealized gains/(losses), net of tax	877	(1,282)	1,317	(1,883)
Comprehensive income	$15,101	$2,511	$26,110	$10,041

FutureFuel Corp.

Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2016 and 2015 (Dollars in thousands)

(Unaudited)

	Six months ended June 30:
	2016	2015
Cash flows provided by operating activities
Net income	$24,793	$11,924
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,257	4,872
Amortization of deferred financing costs	72	36
Benefit for deferred income taxes	(4,969)	(6,458)
Change in fair value of derivative instruments	4,869	5,423
Other than temporary impairment of marketable securities	1,879	186
Impairment of fixed assets	178	-
Gain on the sale of investments	(1,474)	(1,657)
Stock based compensation	954	954
Losses on disposals of fixed assets	137	122
Noncash interest expense	22	13
Changes in operating assets and liabilities:
Accounts receivable	21,708	30,484
Accounts receivable – related parties	(23)	(3,958)
Inventory	6,240	(10,635)
Income tax receivable	(2,818)	1,987
Prepaid expenses	589	724
Prepaid expenses – related party	-	(23)
Accrued interest on marketable securities	(104)	(73)
Other assets	(321)	(207)
Accounts payable	(17,948)	(175)
Accounts payable – related parties	1,584	(721)
Accrued expenses and other current liabilities	2,470	1,720
Accrued expenses and other current liabilities – related parties	-	267
Deferred revenue	2,933	730
Other noncurrent liabilities	-	(675)
Net cash provided by operating activities	46,028	34,860
Cash flows from investing activities
Collateralization of derivative instruments	(3,011)	(5,013)
Purchase of marketable securities	(32,299)	(25,819)
Proceeds from the sale of marketable securities	16,524	26,010
Expenditures for intangible assets	-	(1,408)
Capital expenditures	(2,254)	(4,360)
Net cash used in investing activities	(21,040)	(10,590)
Cash flows from financing activities
Minimum tax withholding on stock options exercised and awards vested	(55)	(22)
Excess tax benefits associated with stock options and awards	(136)	-
Deferred financing costs	-	(721)
Payment of dividends	(5,246)	(5,247)
Net cash used in financing activities	(5,437)	(5,990)
Net change in cash and cash equivalents	19,551	18,280
Cash and cash equivalents at beginning of period	154,049	124,079
Cash and cash equivalents at end of period	$173,600	$142,359

Cash paid for interest	-	-
Cash paid for income taxes	$985	$11,147

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure (Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three months ended June 30:		Six months ended June 30:
	2016	2015	2016	2015
Adjusted EBITDA	$13,581	$9,317	$26,283	$22,153
Depreciation and amortization	(2,671)	(2,607)	(5,329)	(4,908)
Non-cash stock-based compensation	(477)	(477)	(954)	(954)
Interest and dividend income	1,464	1,405	2,809	2,672
Interest expense	(42)	(43)	(85)	(49)
Losses on disposal of property and equipment	(22)	(78)	(137)	(122)
Losses on derivative instruments	(5,139)	(3,056)	(6,178)	(2,337)
(Losses)/gains on marketable securities	613	451	(405)	1,471
Income tax benefit/(expense)	6,917	(1,119)	8,789	(6,002)
Net income	$14,224	$3,793	$24,793	$11,924

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Six months ended June 30:
	2016	2015
Adjusted EBITDA	$26,283	$22,153
Amortization of deferred financing costs	(72)	(36)
Provision for deferred income taxes	(4,969)	(6,458)
Impairment of fixed assets	178	-
Interest and dividend income	2,809	2,672
Income tax benefit/(expense)	8,789	(6,002)
Losses on derivative instruments	(6,178)	(2,337)
Change in fair value of derivative instruments	4,869	5,423
Changes in operating assets and liabilities, net	14,310	19,445
Other	9	-
Net cash provided by/(used in) operating activities	$46,028	$34,860

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three months ended June 30:		Six months ended June 30:
	2016	2015	2016	2015
Revenue
Custom chemicals	$19,401	$28,158	$39,693	$57,956
Performance chemicals	5,162	4,530	9,938	8,938
Chemicals revenue	24,563	32,688	49,631	66,894
Biofuels revenue	43,316	71,910	64,883	91,791
Total Revenue	$67,879	$104,598	$114,514	$158,685

Segment gross profit
Chemicals	$6,297	$10,012	$14,869	$20,865
Biofuels	1,675	(4,468)	4,156	(2,007)
Total gross profit	7,972	5,544	19,025	18,858
Corporate expenses	(2,596)	(2,367)	(5,120)	(4,904)
Income before interest and taxes	5,376	3,177	13,905	13,954
Interest and other income	1,464	1,856	2,809	4,143
Interest and other expense	467	(121)	(710)	(171)
Benefit/(provision) for income taxes	6,917	(1,119)	8,789	(6,002)
Net income	$14,224	$3,793	$24,793	$11,924

Depreciation is allocated to segment costs of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

COMPANY CONTACT

FutureFuel Corp.

Paul M. Flynn

(314) 854-8385

www.futurefuelcorporation.com